Exhibit 10.6

USD 153,000,000

SUBORDINATED INTERCOMPANY LOAN AGREEMENT

dated 2 November 2004

between

New Skies Holding B.V.

as Borrower

and

New Skies Investments S.à.r.l.

as Lender

Strawinskylaan 1999

1077 XV Amsterdam

THIS AGREEMENT is dated 2 November 2004 and made between:

1.                                     New Skies Holding B.V. (the “Borrower”); and

2.                                     New Skies Investments S.à.r.l. (the “Lender”);

IT IS AGREED as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1.                           Definitions

In this Agreement:

“Agreement”	means this subordinated intercompany loan agreement, as amended or restated.

“Borrower”	means New Skies Holding B.V.

“Business Day”

means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam (the Netherlands), provided that for the determination of an interest rate, a Business Day shall also mean a day (other than a Saturday or Sunday) on which banks are open for general business in London (United Kingdom).

“Event of Default”	means any event or circumstance specified as such in Clause 10 (Events of Default).

“Lender”	means New Skies Investments S.à.r.l.

“Loan”	means the loan granted by the Lender to the Borrower as described in Clause 2 of the Agreement or the principal amount outstanding for the time being of that loan.

“Maturity Date”	1 April 2014.

“Party”	means a party to this Agreement.

1.2.                           Construction

a.                                      Unless a contrary indication appears, any reference in this Agreement (including Annex A hereto) to:

i.                                         the “Borrower” and the “Lender” shall be construed so as to include their successors in title, permitted assigns and permitted transferees;

ii.                                      “assets” includes present and future properties, revenues and rights of every description;

iii.                                   “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered;

iv.                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

v.                                     a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

vi.                                  a provision of law is a reference to that provision as amended or re-enacted; and

vii.                               unless otherwise specified, a time of day is a reference to Amsterdam time.

b.                                     Headings are for ease of reference only.

c.                                      An Event of Default is “continuing” if it has not been remedied or waived;

d.                                     Words importing the plural shall include the singular and vice versa.

2.                                     THE LOAN

2.1.                           The Loan

Subject to the terms of this Agreement, the Lender undertakes to lend to the

Borrower and the Borrower undertakes to borrow the principal amount of USD 153,000,000, the sum to be granted and the amount thereof outstanding at any time to be hereinafter referred to as the “Loan”.

3.                                     PURPOSE

The Borrower shall apply all amounts borrowed by it under the Loan to grant a loan in the same amount to its subsidiary New Skies Investments B.V..

4.                                     DRAWDOWN

The Lender undertakes to make available and the Borrower undertakes to draw down the Loan in full on November 2, 2004 (the “Drawdown Date”). The Loan shall be made available on the aforementioned date by the Lender by paying the amount thereof to the Borrower’s bank account.

5.                                     REPAYMENT/ PREPAYMENT

5.1.                           Repayment

On the Maturity Date the Borrower shall, subject to Clause 7 (Subordination), repay the Loan in full to the Lender, together with all accrued interest.

5.2.                           Prepayment

After the Senior Debt Discharge Date, the Borrower may freely prepay to the Lender any part of the Loan, with prior written notice to the Lender at least five Business Days before the prepayment date at the latest. Any part of the Loan which is prepaid may be reborrowed.

6.                                     INTEREST

6.1.                           Interest

The interest rate due on the amount of the Loan shall be 11.375 per cent per annum, computed based on a 365/366 day year and the actual number of days elapsed, and will be due as from the payment of the Loan up to its complete repayment.

6.2.                           Payment of interest

Interest accrues into the principal amount of the Loan annually on a 365/366 day year and, subject to Clause 7 (Subordination), is payable in cash only upon maturity. The period for accruing interest is, in relation to the initial accrual period, the period commencing on the Drawdown Date as described in Clause 4 and ending on 30 June 2005 and, in relation to each subsequent accrual period, the period commencing immediately after the end of the previous accrual period and ending twelve months thereafter. Accrued, but unpaid interest, shall be compounded into existing principal annually and shall earn interest at the rate described in Clause 6.1 on the subsequent periods.

7.                                     SUBORDINATION

The Parties hereto agree that the rights of the Lender to receive and retain payment from the Borrower under this Agreement shall be subject to the subordination terms contained in Annex A hereto, which terms are deemed to be incorporated herein in their entirety.

8.                                     TAX GROSS UP

All payments to be made by the Borrower to the Lender hereunder shall be made in USD to such account with such bank as may be advised by the Lender from time to time, in full without set-off or deduction of any kind on account of taxes or otherwise. In the event that the Borrower is required by law to deduct any tax or other sum from any payment, it shall pay and bear such additional amount as shall be necessary such that the Lender receives the full amount of the payment required as if no such deduction were required.

9.                                     NOTIFICATION OF DEFAULT

a.                                      The Borrower shall notify the Lender of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

b.                                     Promptly upon a reasonable request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its Managing Directors certifying that no Event of Default is continuing (or if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it).

10.                              EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause (Events of default) is an Event of Default.

10.1                       Non-payment

The Borrower does not pay on the due date any amount payable pursuant to this Loan at the place at and in the currency in which it is expressed to be payable unless:

a.                                      its failure to pay is caused by administrative or technical error; and

b.                                     payment is made within five Business Days of its due date.

10.2                       Other obligations

The Borrower does not comply with any provision of this Agreement (other than those referred to in Clause 10.1 (Non-payment)). No Event of Default under this Clause (Other obligations) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Lender giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

10.3                       Insolvency

The Borrower admits inability to pay its debts as they fall due or suspends making payments on any of its debts.

10.4                       Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

a.                                      the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

b.                                     a composition, assignment or arrangement with any creditor of the Borrower;

c.                                      the appointment of a liquidator (vereffenaar), receiver (curator) or administrator (bewindvoerder) or other similar officer in any other jurisdiction in respect of the Borrower or any of its assets; or

d.                                     enforcement of any security over any assets of the Borrower, or any analogous procedure or step is taken in any jurisdiction.

10.5                       Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower having an aggregate value of USD 50,000 and is not discharged within 30 Business Days.

10.6                       Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under this Agreement.

10.7                       Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Lender may, subject to Clause 7 (Subordination), by notice to the Borrower:

a.                                      cancel the Loans outstanding at that moment whereupon they shall immediately be cancelled;

b.                                     declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

c.                                      declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

11.                              CHANGES TO THE PARTIES

The Lender may at any time assign, pledge or otherwise transfer all or any part of its rights or obligations under this Agreement to any third party, provided that any such assignment, pledge or transfer shall be expressly subject to the terms hereof (including the terms of Annex A) and shall take into account any limitations resulting from the Act on the Supervision of Credit Institutions 1992 (Wet toezicht kredietwezen 1992) and any regulations promulgated thereunder. The rights of the Borrower hereunder can not be assigned, pledged or otherwise transferred without the prior written consent of the Lender.

12                                 NOTICES

12.1                       Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

12.2                       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this

Agreement is:

a.                                      in the case of the Borrower, that identified with its name below;

b.                                     in the case of the Lender, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the other Party by not less than five Business Days’ notice.

12.3                       Delivery

Any communication or document made or delivered by one Party to another under or in connection with this Agreement will only be effective:

a.                                      if by way of fax, when received in legible form; or

b.                                     if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

12.4                       English language

a.                                      Any communication under or in connection with this Agreement must be in English.

b.                                     English language words used in this Agreement intend to describe Netherlands legal concepts only and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

13.                              ENTIRE AGREEMENT AND  PARTIAL INVALIDITY

13.1                       Entire agreement

This Agreement contains the entire and only agreement between the Parties with respect to the subject-matter covered by it and supersedes all earlier agreements and understandings, whether oral, written or otherwise, between the Parties.

13.2                       Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14.                              REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.                              COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.                              GOVERNING LAW

This Agreement is governed by the law of the Netherlands.

17.                              ENFORCEMENT

17.1                       Jurisdiction

The courts of Amsterdam, the Netherlands have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

New Skies Holding B.V.		New Skies Investments S.à.r.l.

/s/ Walid Kamhawi		/s/ A. Beissel
By:	Walid Kamhawi	By:	Aierre Beissel
Title:	Managing Director	Title:	Manager

For acceptance of the third party stipulation made for its benefit in Clause 7 hereof only:

Deutsche Bank AG, New York Branch
On behalf of the lenders under the Credit Agreement

/s/ Gregory Shefrin		/s/ Susan LeFevre
By:	Gregory Shefrin	By:	Susan LeFevre
Title:	Director	Title:	Director